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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF LEXICON GENETICS INCORPORATED

     The subsidiaries of Lexicon Genetics Incorporated set forth below each do business under the name stated.

                                             State of Incorporation or
            Name of Subsidiary                       Formation
------------------------------------------   -------------------------
Lexicon Pharmaceuticals (New Jersey), Inc.            Delaware
Lex-Gen Woodlands GP, LLC                             Delaware
Lex-Gen (Delaware), LLC                               Delaware
Lex-Gen Woodlands, L.P.                               Delaware